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                                                                    Exhibit 23.1

                         Independent Auditors' Consent


The Board of Directors
CapRock Telecommunications Corp.
(formerly CapRock Communications Corp.)

We consent to the incorporation by reference herein of our report on the balance sheet of CapRock Telecommunications Corp. (formerly CapRock Communications Corp.) as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in Registration Statement No. 333-64699 on Form S-4.


                                       KPMG PEAT MARWICK LLP


Dallas, Texas
November 6, 1998